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                       [LETTERHEAD OF UBS GLOBAL AM (US)]

                                                               Exhibit 99.(5)(c)

March 31, 2006

UBS Financial Services Inc.
1285 Avenue of the Americas
New York, NY 10019


Ladies and Gentlemen:

Reference is made to the Dealer Agreement between UBS Global Asset Management
(US) Inc. ("UBS Global AM (US)") (formerly "Brinson Advisors, Inc.") and UBS Financial Services Inc. (formerly "UBS PaineWebber Inc.") dated July 24, 2001 (the "Dealer Agreement") with respect to the offering of shares of UBS PACE Select Advisors Trust (the "Fund").

The purpose of this letter is to provide you with written notice that, as of April 3, 2006, the Fund will offer two additional distinct series of shares of beneficial interest, UBS PACE Alternative Strategies Investments and UBS PACE High Yield Investments (the "New Series"), for which the Fund's board of trustees ("Board") has established Class A, Class B, Class C, Class Y and Class P shares. UBS Global AM (US), principal underwriter for each series of the Fund, including the New Series, desires to retain UBS Financial Services Inc. as its agent in connection with the offering and sale of the Shares of the New Series, pursuant to the terms and conditions set forth in the Dealer Agreement with respect to the Fund's existing series.

By signing below, you agree that, effective April 3, 2006, the term "Series" in the Dealer Agreement shall be deemed to include UBS PACE Alternative Strategies Investments and UBS PACE High Yield Investments, and any future series of the Fund for which the Fund's Board has established Class A, Class B, Class C, Class Y and/or Class P shares. Please indicate your acceptance of the foregoing by executing two copies of this notification, returning one to us and retaining one for your records.

Very truly yours,


UBS GLOBAL ASSET MANAGEMENT (US) INC.


By:                                           By:
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Name:                                         Name:
Title:                                        Title:


Accepted:


UBS FINANCIAL SERVICES INC.

By:                                           By:
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Name:                                         Name:
Title:                                        Title: